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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated February 12, 1996 (except with respect to the matter discussed in Note 2 as to which the date is October 15, 1997) (and to all references to our
Firm) included in or made part of this Registration Statement on Form S-1 (Registration No. 333-37579).



                                    /s/ MULCAHY, PAURITSCH, SALVADOR & CO., LTD.



                                    MULCAHY, PAURITSCH, SALVADOR & CO., LTD.



Orland Park, Illinois


October 16, 1997